UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2005

MedAire, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	C025328-02	86-0528631
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

80 E. Rio Salado Parkway, Suite 610, Tempe, Arizona		85281
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-333-3764

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 9, 2005 MedAire, Inc. (ASX Code: MDE), received notice that Best Dynamic Services Limited and G&J Poole Pty Limited filed a complaint against the Company, Joan Sullivan Garrett, our Chairman and Chief Executive Officer, James Lara, our President and Chief Operating Officer and a director, Terry Giles, a director, Dr. Roy Herberger, a director, and Michelle Hanson, our Chief Financial Officer and Secretary, in the United States District Court for the District of Nevada. The complaint disputes our analysis of the invalidity of the consent resolution and seeks (1) an order declaring that the consent resolution is valid and effective, that the Company is obligated to acknowledge the validity and effectiveness of the consent resolution, and that the Company is obligated to provide notice of the consent resolution to all of its shareholders who did not sign the consent resolution, (2) an order enjoining the Company from taking any action that is inconsistent with the consent resolution, (3) an amount of damages to be proved at trial and (4) payment of the plaintiffs' fees and costs related to the action. On December 14, 2005, the Company and the other defendants moved to transfer the action to the United States District Court for the District of Arizona.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAire, Inc.

December 16, 2005	By:	Joan Sullivan Garrett

Name: Joan Sullivan Garrett
Title: Chairman & CEO